Western Alliance Bancorporation
One East Washington Street
Phoenix, AZ 85004
www.westernalliancebancorporation.com

PHOENIX--(BUSINESS WIRE)--January 25, 2024
FOURTH QUARTER AND FULL YEAR 2023 FINANCIAL RESULTS

Quarter Highlights:

Net income	Earnings per share	PPNR[1]	Net interest margin	Adjusted efficiency ratio[1]	Book value per common share
$147.9 million	$1.33	$220.3 million	3.65%	59.1%	$52.81
	$1.91[1], excluding notable items				$46.72[1], excluding goodwill and intangibles

CEO COMMENTARY:
“Western Alliance’s diversified, national commercial business strategy continued to drive strong momentum in the fourth quarter as we generated earnings per share of $1.91[1], excluding $0.58 of notable items. We view this quarter’s solid loan and deposit momentum, continued net interest income growth, and sustained stable asset quality as positioning us to deliver leading profitability in 2024, supported by sturdy capital and liquidity levels,” said Kenneth A. Vecchione, President and Chief Executive Officer. “CET1 capital reached 10.8% at year-end, and tangible book value per share rose 16% year-over-year to $46.72[1]. Additionally, our strong deposit growth allowed us to repay $1.5 billion of debt and borrowings, including our entire loan from the Bank Term Funding Program. As we turn the page on 2023, we are encouraged by how our employees responded to the year’s challenges as well as the ongoing trust placed in us by our customers and shareholders.”

LINKED-QUARTER BASIS	FULL YEAR

FINANCIAL HIGHLIGHTS:
▪Net income of $147.9 million and earnings per share of $1.33, compared to $216.6 million and $1.97, respectively
▪Net revenue of $682.2 million, a decrease of 4.7%, or $34.0 million, compared to an increase in non-interest expenses of 8.4%, or $35.7 million
▪Pre-provision net revenue1 of $220.3 million, down $69.7 million from $290.0 million
▪Effective tax rate of 29.9%, compared to 22.1%
▪Net income of $722.4 million and earnings per share of $6.54, down 31.7% and 32.6%, from $1.1 billion and $9.70, respectively
▪Net revenue of $2.6 billion, an increase of 3.1%, or $78.7 million, compared to an increase in non-interest expenses of 40.3%, or $466.7 million
▪Pre-provision net revenue1 of $996.2 million, down $388.0 million from $1.4 billion
▪Effective tax rate of 22.6%, compared to 19.7%

FINANCIAL POSITION RESULTS:
▪HFI loans of $50.3 billion, up $850 million, or 1.7%.
▪Total deposits of $55.3 billion, up $1.0 billion, or 1.9%
▪Stockholders' equity of $6.1 billion, up $332 million
▪Decrease in HFI loans of $1.6 billion, or 3.0%
▪Increase in total deposits of $1.7 billion, or 3.1%
▪Increase in stockholders' equity of $722 million

LOANS AND ASSET QUALITY:
▪Nonperforming assets (nonaccrual loans and repossessed assets) to total assets of 0.40%, compared to 0.35%
▪Annualized net loan charge-offs to average loans outstanding of 0.07%, flat from the prior quarter
▪Nonperforming assets to total assets of 0.40%, compared to 0.14%
▪Net loan charge-offs to average loans outstanding of 0.06%, compared to approximately 0.00%

KEY PERFORMANCE METRICS:
▪Net interest margin of 3.65% decreased from 3.67%
▪Return on average assets and on tangible common equity1 of 0.84% and 11.9%, compared to 1.24% and 17.3%, respectively
▪Tangible common equity ratio1 of 7.3%, compared to 6.8%
▪CET 1 ratio of 10.8% increased from 10.6%
▪Tangible book value per share1, net of tax, of $46.72, an increase of 7.0% from $43.66
▪Adjusted efficiency ratio1 of 59.1%, compared to 50.0%
▪Net interest margin of 3.63% decreased from 3.67%
▪Return on average assets and on tangible common equity1 of 1.03% and 14.9%, compared to 1.62% and 25.4%, respectively
▪Tangible common equity ratio1 of 7.3% increased from 6.5%
▪CET 1 ratio of 10.8% increased from 9.3%
▪Tangible book value per share1, net of tax, of $46.72, an increase of 16.1% from $40.25
▪Adjusted efficiency ratio1 of 53.5%, compared to 41.1%

1     See reconciliation of Non-GAAP Financial Measures starting on page 19.

Income Statement
Net interest income totaled $591.7 million in the fourth quarter 2023, an increase of $4.7 million, or 0.8%, from $587.0 million in the third quarter 2023, and a decrease of $48.0 million, or 7.5%, compared to the fourth quarter 2022. The increase in net interest income from the third quarter 2023 is due to an increase in average HFI loan and securities balances combined with a decrease in average short-term borrowings, and was partially offset by an increase in deposit balances and rates. The decrease in net interest income from the fourth quarter 2022 was driven by an increase in both the balances and rates of deposits and short-term borrowings, partially offset by higher yields on HFI loans.
The Company recorded a provision for credit losses of $9.3 million in the fourth quarter 2023, a decrease of $2.8 million from $12.1 million in the third quarter 2023, and an increase of $6.2 million from $3.1 million in the fourth quarter 2022. The decrease in provision for credit losses during the fourth quarter 2023 is primarily due to improvement in the macroeconomic outlook and stable asset quality.
The Company’s net interest margin in the fourth quarter 2023 was 3.65%, a decrease from 3.67% in the third quarter 2023, and a decrease from 3.98% in the fourth quarter 2022. An increase in deposit balances and rates drove a decrease in net interest margin from the third quarter 2023, with higher average HFI loan and securities balances partially offsetting this decrease. The decrease in net interest margin from the fourth quarter 2022 was driven by higher average balances and rates on deposits and short-term borrowings.
Non-interest income was $90.5 million for the fourth quarter 2023, compared to $129.2 million for the third quarter 2023, and $61.5 million for the fourth quarter 2022. The $38.7 million decrease in non-interest income for the third quarter 2023 was due to a decrease in fair value gain adjustments of $16.5 million and a $14.8 million loss on sale of securities in the fourth quarter compared to a gain of $0.1 million in the third quarter, combined with an $18.1 million decrease in net loan servicing revenue due to losses on MSR sales and fair value changes, partially offset by higher servicing income, and a $4.2 million decrease in net gain on loan origination and sale activities from lower spreads. These decreases were offset by a $12.6 million increase in income from equity investments. The $29.0 million increase in non-interest income from the fourth quarter 2022 was driven by a higher net gain on loan origination and sale activities, service charges and fees, and fair value gain adjustments.

Net revenue totaled $682.2 million for the fourth quarter 2023, a decrease of $34.0 million or 4.7%, compared to $716.2 million for the third quarter 2023, and a decrease of $19.0 million or 2.7%, compared to $701.2 million for the fourth quarter 2022.
Non-interest expense was $461.9 million for the fourth quarter 2023, compared to $426.2 million for the third quarter 2023, and $333.4 million for the fourth quarter 2022. The Company’s adjusted efficiency ratio1 was 59.1% for the fourth quarter 2023, compared to 50.0% in the third quarter 2023, and 40.0% for the fourth quarter 2022. The increase in non-interest expense from the third quarter 2023 is due primarily to increased insurance costs largely related to the FDIC special assessment, partially offset by a gain on debt extinguishment related to the early payoff of the AmeriHome senior notes. The increase in non-interest expense from the fourth quarter 2022 is primarily attributable to an increase in insurance and deposit costs.
Income tax expense was $63.1 million for the fourth quarter 2023, compared to $61.3 million for the third quarter 2023, and $71.7 million for the fourth quarter 2022.The increase in income tax expense from the third quarter 2023 is primarily related to a higher effective tax rate resulting from lower utilization of tax credits due to timing of projects being placed in service, the AOCI impact of AFS securities gains during the quarter, and discrete nondeductible items.
Net income was $147.9 million for the fourth quarter 2023, a decrease of $68.7 million from $216.6 million for the third quarter 2023, and a decrease of $145.1 million from $293.0 million for the fourth quarter 2022. Earnings per share totaled $1.33 for the fourth quarter 2023, compared to $1.97 for the third quarter 2023, and $2.67 for the fourth quarter 2022. Earnings per share, excluding notable items1, totaled $1.91 for the fourth quarter 2023. The Company views its earnings per share, excluding notable items1 as a key metric for assessing the Company’s earnings power.
The Company views its pre-provision net revenue1 ("PPNR") as a key metric for assessing the Company’s earnings power, which it defines as net revenue less non-interest expense. For the fourth quarter 2023, the Company’s PPNR1 was $220.3 million, down $69.7 million from $290.0 million in the third quarter 2023, and down $147.5 million from $367.8 million in the fourth quarter 2022.
The Company had 3,260 full-time equivalent employees and 57 offices at December 31, 2023, compared to 3,272 employees and 56 offices at September 30, 2023, and 3,365 employees and 56 offices at December 31, 2022.

1    See reconciliation of Non-GAAP Financial Measures starting on page 19.

Balance Sheet
HFI loans, net of deferred fees totaled $50.3 billion at December 31, 2023, compared to $49.4 billion at September 30, 2023, and $51.9 billion at December 31, 2022. The increase in HFI loans of $850 million from the prior quarter was driven by an increase of $759 million in commercial and industrial loans and $220 million in construction and land development loans. This increase was partially offset by a decrease in CRE non-owner occupied loans of $160 million. The decrease in HFI loans of $1.6 billion from December 31, 2022 was driven by a $1.6 billion decrease in commercial and industrial loans and a $1.2 billion decrease in residential real estate loans, resulting from loan dispositions undertaken as part of the Company's balance sheet repositioning strategy. This decrease was partially offset by increases in construction and land development loans and CRE non-owner occupied of $876 million and $331 million, respectively. HFS loans totaled $1.4 billion at December 31, 2023, compared to $1.8 billion at September 30, 2023, and $1.2 billion at December 31, 2022. The balance of HFS loans at December 31, 2023 primarily consisted of AmeriHome HFS loans, consistent with the balance at December 31, 2022 and prior periods. The decrease of $364 million in HFS loans from the prior quarter is primarily related to loan sales. The increase of $218 million in HFS loans from December 31, 2022 primarily related to an increase in agency conforming loans.
The Company's allowance for credit losses on HFI loans consists of an allowance for funded HFI loans and an allowance for unfunded loan commitments. At December 31, 2023, the allowance for loan losses to funded HFI loans ratio was 0.67%, compared to 0.66% at September 30, 2023, and 0.60% at December 31, 2022. The allowance for credit losses, which includes the allowance for unfunded loan commitments, to funded HFI loans ratio was 0.73% at December 31, 2023, compared to 0.74% at September 30, 2023, and 0.69% at December 31, 2022. The Company is a party to credit linked note transactions, which effectively transfer a portion of the risk of losses on reference pools of loans to the purchasers of the notes. The Company is protected from first credit losses on reference pools of loans totaling $9.1 billion, $9.3 billion, and $12.0 billion as of December 31, 2023, September 30, 2023, and December 31, 2022, respectively, under these transactions. However, as these note transactions are considered to be free standing credit enhancements, the allowance for credit losses cannot be reduced by the expected credit losses that may be mitigated by these notes. Accordingly, the allowance for loan and credit losses ratios include an allowance of $14.7 million as of December 31, 2023, $17.4 million as of September 30, 2023, and $18.5 million as of December 31, 2022, related to these pools of loans. The allowance for credit losses to funded HFI loans ratio, adjusted to reduce the HFI loan balance by the amount of loans in covered reference pools, was 0.89% at December 31, 2023, 0.91% at September 30, 2023, and 0.89% at December 31, 2022.
Deposits totaled $55.3 billion at December 31, 2023, an increase of $1.0 billion from $54.3 billion at September 30, 2023, and an increase of $1.7 billion from $53.6 billion at December 31, 2022. By deposit type, the increase from the prior quarter is attributable to increases of $3.1 billion from interest-bearing demand deposits and $1.3 billion from certificates of deposits, offset by a decrease of $3.5 billion from non-interest bearing demand deposits. From December 31, 2022, interest-bearing demand deposits and certificates of deposit increased $6.4 billion and $5.1 billion, respectively. These increases were partially offset by decreases in non-interest bearing demand deposits and savings and money market accounts of $5.2 billion and $4.6 billion, respectively. Non-interest bearing deposits were $14.5 billion at December 31, 2023, compared to $18.0 billion at September 30, 2023, and $19.7 billion at December 31, 2022.
The table below shows the Company's deposit types as a percentage of total deposits:

	Dec 31, 2023	Sep 30, 2023	Dec 31, 2022
Non-interest bearing	26.2%	33.1%	36.7%
Savings and money market	26.7	27.0	36.2
Interest-bearing demand	28.8	23.7	17.7
Certificates of deposit	18.3	16.2	9.4
The Company’s ratio of HFI loans to deposits was 90.9% at December 31, 2023, compared to 91.1% at September 30, 2023, and 96.7% at December 31, 2022.
Borrowings were $7.2 billion at December 31, 2023, $8.7 billion at September 30, 2023, and $6.3 billion at December 31, 2022. Borrowings decreased $1.5 billion from September 30, 2023 due to payoff of the Bank Term Funding Program advances and the AmeriHome senior notes. The increase in borrowings from December 31, 2022 is due primarily to an increase in short-term borrowings of $1.8 billion, partially offset by payoffs of credit linked notes and the AmeriHome senior notes.
Qualifying debt totaled $895 million at December 31, 2023, compared to $890 million at September 30, 2023, and $893 million at December 31, 2022.
Stockholders’ equity was $6.1 billion at December 31, 2023, compared to $5.7 billion at September 30, 2023 and $5.4 billion at December 31, 2022. The increase in stockholders’ equity from the prior quarter was due to net income and unrealized fair value gains of $222 million on the Company's available-for-sale securities, which are recorded in other comprehensive loss, net of tax. These increases were partially offset by dividends to shareholders. Cash dividends of $40.5 million ($0.37 per common share) and $3.2 million ($0.27 per depository share) were paid to shareholders during the fourth quarter 2023. The increase in stockholders' equity from December 31, 2022 is primarily a function of net income, partially offset by dividends to shareholders.
At December 31, 2023, tangible common equity, net of tax1, was 7.3% of tangible assets1 and total capital was 13.7% of risk-weighted assets. The Company’s tangible book value per share1 was $46.72 at December 31, 2023, an increase of 7.0% from $43.66 at September 30, 2023, and up 16.1% from $40.25 at December 31, 2022. The increase in tangible book value per share from September 30, 2023 is attributable to net income.
Total assets remained flat from September 30, 2023 to December 31, 2023 at $70.9 billion, and increased 4.6% from $67.7 billion at December 31, 2022. The slight decrease in total assets from September 30, 2023 was driven by a decrease in cash and HFS loans, offset by an increase in investment securities. The increase in total assets from December 31, 2022 was driven by an increase in investments, cash, and HFS loans, partially offset by a decrease in HFI loans.
1     See reconciliation of Non-GAAP Financial Measures starting on page 19.

Asset Quality
Provision for credit losses totaled $9.3 million for the fourth quarter 2023, compared to $12.1 million for the third quarter 2023, and $3.1 million for the fourth quarter 2022. Net loan charge-offs in the fourth quarter 2023 were $8.5 million, or 0.07% of average loans (annualized), compared to $8.0 million, or 0.07%, in the third quarter 2023, and $1.8 million, or 0.01%, in the fourth quarter 2022.
Nonaccrual loans increased $36 million to $273 million during the quarter and increased $188 million from December 31, 2022. Loans past due 90 days and still accruing interest totaled $42 million at December 31, 2023 and zero at September 30, 2023 and December 31, 2022 (excluding government guaranteed loans of $399 million, $439 million, and $582 million, respectively). Loans past due 30-89 days and still accruing interest totaled $164 million at December 31, 2023, a decrease from $189 million at September 30, 2023, and an increase from $70 million at December 31, 2022 (excluding government guaranteed loans of $279 million, $261 million, and $334 million, respectively).
Repossessed assets totaled $8 million at December 31, 2023, flat from September 30, 2023, and a decrease of $3 million from December 31, 2022. Classified assets totaled $673 million at December 31, 2023, an increase of $34 million from $639 million at September 30, 2023, and an increase of $280 million from $393 million at December 31, 2022.
The ratio of classified assets to Tier 1 capital plus the allowance for credit losses, a common regulatory measure of asset quality, was 10.5% at December 31, 2023, compared to 10.2% at September 30, 2023, and 6.8% at December 31, 2022.

1     See reconciliation of Non-GAAP Financial Measures starting on page 19.

Segment Highlights
The Company's reportable segments are aggregated with a focus on products and services offered and consist of three reportable segments:
–Commercial segment: provides commercial banking and treasury management products and services to small and middle-market businesses, specialized banking services to sophisticated commercial institutions and investors within niche industries, as well as financial services to the real estate industry.
–Consumer Related segment: offers both commercial banking services to enterprises in consumer-related sectors and consumer banking services, such as residential mortgage banking.
–Corporate & Other segment: consists of the Company's investment portfolio, Corporate borrowings and other related items, income and expense items not allocated to our other reportable segments, and inter-segment eliminations.
Key management metrics for evaluating the performance of the Company's Commercial and Consumer Related segments include loan and deposit growth, asset quality, and pre-tax income.
The Commercial segment reported an HFI loan balance of $29.1 billion at December 31, 2023, an increase of $416 million during the quarter, and a decrease of $2.3 billion during the year. Deposits for the Commercial segment totaled $23.9 billion at December 31, 2023, an increase of $1.3 billion during the quarter, and a decrease of $5.6 billion during the year.
Pre-tax income for the Commercial segment was $168.4 million for the three months ended December 31, 2023, a decrease of $27.7 million from the three months ended September 30, 2023, and a decrease of $152.1 million from the three months ended December 31, 2022. For the year ended December 31, 2023, the Commercial segment reported total pre-tax income of $745.2 million, a decrease of $350.1 million compared to the year ended December 31, 2022.
The Consumer Related segment reported an HFI loan balance of $21.2 billion at December 31, 2023, an increase of $434 million during the quarter, and an increase of $713 million during the year. The Consumer Related segment also has loans held for sale of $1.4 billion at December 31, 2023, a decrease of $364 million during the quarter, and an increase of $218 million during the year. Deposits for the Consumer Related segment totaled $24.9 billion, a decrease of $169 million during the quarter, and an increase of $6.4 billion during the year.
Pre-tax income for the Consumer Related segment was $75.6 million for the three months ended December 31, 2023, an increase of $6.7 million from the three months ended September 30, 2023, and an increase of $5.8 million from the three months ended December 31, 2022. Pre-tax income for the Consumer Related segment for the year ended December 31, 2023 totaled $258.0 million, a decrease of $192.1 million compared to the year ended December 31, 2022.

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its fourth quarter and full year 2023 financial results at 12:00 p.m. ET on Friday, January 26, 2024. Participants may access the call by dialing 1-833-470-1428 and using access code 941447 or via live audio webcast using the website link https://events.q4inc.com/attendee/536267609. The webcast is also available via the Company’s website at www.westernalliancebancorporation.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 3:00 p.m. ET January 26th through 11:00 p.m. ET February 26th by dialing 1-866-813-9403, using access code 690232.

Reclassifications
Certain amounts in the Consolidated Income Statements for the prior periods have been reclassified to conform to the current presentation. The reclassifications have no effect on net income or stockholders’ equity as previously reported.

Use of Non-GAAP Financial Information
This press release contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, future economic performance and dividends. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and the Company's subsequent Quarterly Reports on Form 10-Q, each as filed with the Securities and Exchange Commission; adverse developments in the financial services industry generally such as the bank failures in 2023 and any related impact on depositor behavior; risks related to the sufficiency of liquidity; the potential adverse effects of unusual and infrequently occurring events such as the COVID-19 pandemic and any governmental or societal responses thereto; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; the impact on financial markets from geopolitical conflicts such as the wars in Ukraine and the Middle East; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise.

About Western Alliance Bancorporation
With more than $70 billion in assets, Western Alliance Bancorporation (NYSE:WAL) is one of the country’s top-performing banking companies. Through its primary subsidiary, Western Alliance Bank, Member FDIC, clients benefit from a full spectrum of tailored commercial banking solutions and consumer products, all delivered with outstanding service by industry experts who put customers first. Major accolades include being ranked as a top U.S. bank in 2023 by American Banker and Bank Director. Serving clients across the country wherever business happens, Western Alliance Bank operates individual, full-service banking and financial brands with offices in key markets nationwide. For more information, visit westernalliancebank.com.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Selected Balance Sheet Data:
				As of December 31,
				2023	2022	Change %
				(in millions)
Total assets				$70,862	$67,734	4.6%
Loans held for sale				1,402	1,184	18.4
HFI loans, net of deferred fees				50,297	51,862	(3.0)
Investment securities				12,993	8,760	48.3
Total deposits				55,333	53,644	3.1
Borrowings				7,230	6,299	14.8
Qualifying debt				895	893	0.2
Stockholders' equity				6,078	5,356	13.5
Tangible common equity, net of tax (1)				5,116	4,383	16.7
Common equity Tier 1 capital				5,659	5,073	11.6

Selected Income Statement Data:
	For the Three Months Ended December 31,			For the Year Ended December 31,
	2023	2022	Change %	2023	2022	Change %
	(in millions, except per share data)			(in millions, except per share data)
Interest income	$1,039.0	$888.3	17.0%	$4,035.3	$2,691.8	49.9%
Interest expense	447.3	248.6	79.9	1,696.4	475.5	NM
Net interest income	591.7	639.7	(7.5)	2,338.9	2,216.3	5.5
Provision for credit losses	9.3	3.1	NM	62.6	68.1	(8.1)
Net interest income after provision for credit losses	582.4	636.6	(8.5)	2,276.3	2,148.2	6.0
Non-interest income	90.5	61.5	47.2	280.7	324.6	(13.5)
Non-interest expense	461.9	333.4	38.5	1,623.4	1,156.7	40.3
Income before income taxes	211.0	364.7	(42.1)	933.6	1,316.1	(29.1)
Income tax expense	63.1	71.7	(12.0)	211.2	258.8	(18.4)
Net income	147.9	293.0	(49.5)	722.4	1,057.3	(31.7)
Dividends on preferred stock	3.2	3.2	—	12.8	12.8	—
Net income available to common stockholders	$144.7	$289.8	(50.1)	$709.6	$1,044.5	(32.1)
Diluted earnings per common share	$1.33	$2.67	(50.2)	$6.54	$9.70	(32.6)

(1)    See Reconciliation of Non-GAAP Financial Measures.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Common Share Data:
	At or For the Three Months Ended December 31,			For the Year Ended December 31,
	2023	2022	Change %	2023	2022	Change %
Diluted earnings per common share	$1.33	$2.67	(50.2)%	$6.54	$9.70	(32.6)%
Book value per common share	52.81	46.47	13.6
Tangible book value per common share, net of tax (1)	46.72	40.25	16.1
Average common shares outstanding (in millions):
Basic	108.4	108.0	0.3	108.3	107.2	1.0
Diluted	108.7	108.4	0.3	108.5	107.6	0.8
Common shares outstanding	109.5	108.9	0.5

Selected Performance Ratios:
Return on average assets (2)	0.84%	1.67%	(49.7)%	1.03%	1.62%	(36.4)%
Return on average tangible common equity (1, 2)	11.9	27.0	(55.9)	14.9	25.4	(41.3)
Net interest margin (2)	3.65	3.98	(8.3)	3.63	3.67	(1.1)
Efficiency ratio, adjusted for deposit costs (1)	59.1	40.0	47.8	53.5	41.1	30.2
HFI loan to deposit ratio	90.9	96.7	(6.0)

Asset Quality Ratios:
Net charge-offs to average loans outstanding (2)	0.07%	0.01%	NM	0.06%	0.00%	NM
Nonaccrual loans to funded HFI loans	0.54	0.16	NM
Nonaccrual loans and repossessed assets to total assets	0.40	0.14	NM
Allowance for loan losses to funded HFI loans	0.67	0.60	11.7
Allowance for loan losses to nonaccrual HFI loans	123	364	(66.2)

Capital Ratios:
	Dec 31, 2023	Sep 30, 2023	Dec 31, 2022
Tangible common equity (1)	7.3%	6.8%	6.5%
Common Equity Tier 1 (3)	10.8	10.6	9.3
Tier 1 Leverage ratio (3)	8.6	8.5	7.8
Tier 1 Capital (3)	11.5	11.3	10.0
Total Capital (3)	13.7	13.5	12.1

(1)    See Reconciliation of Non-GAAP Financial Measures.
(2)    Annualized on an actual/actual basis for periods less than 12 months.
(3)    Capital ratios for December 31, 2023 are preliminary.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(dollars in millions, except per share data)
Interest income:
Loans	$859.0	$785.1	$3,409.7	$2,393.4
Investment securities	136.2	89.4	467.5	272.6
Other	43.8	13.8	158.1	25.8
Total interest income	1,039.0	888.3	4,035.3	2,691.8
Interest expense:
Deposits	343.7	157.6	1,142.6	276.4
Qualifying debt	9.6	9.1	37.9	35.0
Borrowings	94.0	81.9	515.9	164.1
Total interest expense	447.3	248.6	1,696.4	475.5
Net interest income	591.7	639.7	2,338.9	2,216.3
Provision for credit losses	9.3	3.1	62.6	68.1
Net interest income after provision for credit losses	582.4	636.6	2,276.3	2,148.2
Non-interest income:
Net gain on loan origination and sale activities	47.8	25.4	193.5	104.0
Service charges and fees	22.7	5.9	76.3	27.0
Income from equity investments	13.1	4.2	15.7	17.8
Net loan servicing revenue	9.1	21.4	102.3	130.9
Commercial banking related income	5.9	5.5	23.7	21.5
(Loss) gain on recovery from credit guarantees	(2.7)	3.0	(2.2)	14.7
(Loss) gain on sales of investment securities	(14.8)	0.1	(40.8)	6.8
Fair value gain (loss) adjustments, net	1.3	(9.2)	(116.0)	(28.6)
Other	8.1	5.2	28.2	30.5
Total non-interest income	90.5	61.5	280.7	324.6
Non-interest expenses:
Salaries and employee benefits	134.6	125.7	566.3	539.5
Deposit costs	131.0	82.2	436.7	165.8
Insurance	108.6	8.9	190.4	31.1
Data processing	33.1	23.9	122.0	83.0
Legal, professional, and directors' fees	29.4	26.0	107.2	99.9
Occupancy	16.9	15.8	65.6	55.5
Loan servicing expenses	14.7	14.8	58.8	55.5
Business development and marketing	6.7	7.3	21.8	22.1
Loan acquisition and origination expenses	4.8	4.4	20.4	23.1
Net loss (gain) on sales and valuations of repossessed and other assets	0.3	(0.3)	3.0	(0.7)
Gain on extinguishment of debt	(39.3)	—	(52.7)	—
Other	21.1	24.7	83.9	81.9
Total non-interest expense	461.9	333.4	1,623.4	1,156.7
Income before income taxes	211.0	364.7	933.6	1,316.1
Income tax expense	63.1	71.7	211.2	258.8
Net income	147.9	293.0	722.4	1,057.3
Dividends on preferred stock	3.2	3.2	12.8	12.8
Net income available to common stockholders	$144.7	$289.8	$709.6	$1,044.5

Earnings per common share:
Diluted shares	108.7	108.4	108.5	107.6
Diluted earnings per share	$1.33	$2.67	$6.54	$9.70

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
	(in millions, except per share data)
Interest income:
Loans	$859.0	$860.8	$857.2	$832.7	$785.1
Investment securities	136.2	122.8	112.4	96.1	89.4
Other	43.8	43.0	31.2	40.1	13.8
Total interest income	1,039.0	1,026.6	1,000.8	968.9	888.3
Interest expense:
Deposits	343.7	316.2	251.1	231.6	157.6
Qualifying debt	9.6	9.5	9.5	9.3	9.1
Borrowings	94.0	113.9	189.9	118.1	81.9
Total interest expense	447.3	439.6	450.5	359.0	248.6
Net interest income	591.7	587.0	550.3	609.9	639.7
Provision for credit losses	9.3	12.1	21.8	19.4	3.1
Net interest income after provision for credit losses	582.4	574.9	528.5	590.5	636.6
Non-interest income:
Net gain on loan origination and sale activities	47.8	52.0	62.3	31.4	25.4
Service charges and fees	22.7	23.3	20.8	9.5	5.9
Income from equity investments	13.1	0.5	0.7	1.4	4.2
Net loan servicing revenue	9.1	27.2	24.1	41.9	21.4
Commercial banking related income	5.9	5.6	6.0	6.2	5.5
(Loss) gain on recovery from credit guarantees	(2.7)	(4.0)	1.2	3.3	3.0
(Loss) gain on sales of investment securities	(14.8)	0.1	(13.6)	(12.5)	0.1
Fair value gain (loss) adjustments, net	1.3	17.8	12.7	(147.8)	(9.2)
Other	8.1	6.7	4.8	8.6	5.2
Total non-interest income	90.5	129.2	119.0	(58.0)	61.5
Non-interest expenses:
Salaries and employee benefits	134.6	137.2	145.6	148.9	125.7
Deposit costs	131.0	127.8	91.0	86.9	82.2
Insurance	108.6	33.1	33.0	15.7	8.9
Data processing	33.1	33.9	28.6	26.4	23.9
Legal, professional, and directors' fees	29.4	28.3	26.4	23.1	26.0
Occupancy	16.9	16.8	15.4	16.5	15.8
Loan servicing expenses	14.7	11.9	18.4	13.8	14.8
Business development and marketing	6.7	4.9	5.0	5.2	7.3
Loan acquisition and origination expenses	4.8	5.6	5.6	4.4	4.4
Net loss (gain) on sales and valuations of repossessed and other assets	0.3	2.2	0.5	0.0	(0.3)
Gain on extinguishment of debt	(39.3)	—	(0.7)	(12.7)	—
Other	21.1	24.5	18.6	19.7	24.7
Total non-interest expense	461.9	426.2	387.4	347.9	333.4
Income before income taxes	211.0	277.9	260.1	184.6	364.7
Income tax expense	63.1	61.3	44.4	42.4	71.7
Net income	147.9	216.6	215.7	142.2	293.0
Dividends on preferred stock	3.2	3.2	3.2	3.2	3.2
Net income available to common stockholders	$144.7	$213.4	$212.5	$139.0	$289.8

Earnings per common share:
Diluted shares	108.7	108.5	108.3	108.3	108.4
Diluted earnings per share	$1.33	$1.97	$1.96	$1.28	$2.67

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
	(in millions)
Assets:
Cash and due from banks	$1,576	$3,497	$2,153	$3,639	$1,043
Investment securities	12,993	11,423	10,374	9,493	8,760
Loans held for sale	1,402	1,766	3,156	7,022	1,184
Loans held for investment:
Commercial and industrial	19,103	18,344	16,657	15,503	20,710
Commercial real estate - non-owner occupied	9,650	9,810	9,913	9,617	9,319
Commercial real estate - owner occupied	1,810	1,771	1,805	1,809	1,818
Construction and land development	4,889	4,669	4,428	4,407	4,013
Residential real estate	14,778	14,779	15,000	15,024	15,928
Consumer	67	74	72	75	74
Loans HFI, net of deferred fees	50,297	49,447	47,875	46,435	51,862
Allowance for loan losses	(337)	(327)	(321)	(305)	(310)
Loans HFI, net of deferred fees and allowance	49,960	49,120	47,554	46,130	51,552
Mortgage servicing rights	1,124	1,233	1,007	910	1,148
Premises and equipment, net	339	327	315	293	276
Operating lease right-of-use asset	145	150	151	156	163
Other assets acquired through foreclosure, net	8	8	11	11	11
Bank owned life insurance	186	184	184	183	182
Goodwill and other intangibles, net	669	672	674	677	680
Other assets	2,460	2,511	2,581	2,533	2,735
Total assets	$70,862	$70,891	$68,160	$71,047	$67,734
Liabilities and Stockholders' Equity:
Liabilities:
Deposits
Non-interest bearing demand deposits	$14,520	$17,991	$16,733	$16,465	$19,691
Interest bearing:
Demand	15,916	12,843	12,646	10,719	9,507
Savings and money market	14,791	14,672	13,085	13,845	19,397
Certificates of deposit	10,106	8,781	8,577	6,558	5,049
Total deposits	55,333	54,287	51,041	47,587	53,644
Borrowings	7,230	8,745	9,567	15,853	6,299
Qualifying debt	895	890	888	895	893
Operating lease liability	179	180	179	184	185
Accrued interest payable and other liabilities	1,147	1,043	800	1,007	1,357
Total liabilities	64,784	65,145	62,475	65,526	62,378
Stockholders' Equity:
Preferred stock	295	295	295	295	295
Common stock and additional paid-in capital	2,081	2,073	2,064	2,054	2,058
Retained earnings	4,215	4,111	3,937	3,764	3,664
Accumulated other comprehensive loss	(513)	(733)	(611)	(592)	(661)
Total stockholders' equity	6,078	5,746	5,685	5,521	5,356
Total liabilities and stockholders' equity	$70,862	$70,891	$68,160	$71,047	$67,734

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses on Loans
Unaudited
	Three Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
	(in millions)
Allowance for loan losses
Balance, beginning of period	$327.4	$321.1	$304.7	$309.7	$304.1
Provision for credit losses (1)	17.8	14.3	23.8	1.0	7.4
Recoveries of loans previously charged-off:
Commercial and industrial	0.7	0.4	0.7	3.2	0.3
Commercial real estate - non-owner occupied	—	—	—	—	—
Commercial real estate - owner occupied	0.1	—	—	—	0.1
Construction and land development	—	—	—	—	—
Residential real estate	—	0.1	—	—	—
Consumer	—	—	0.1	—	—
Total recoveries	0.8	0.5	0.8	3.2	0.4
Loans charged-off:
Commercial and industrial	9.3	5.5	6.0	9.1	1.1
Commercial real estate - non-owner occupied	—	3.0	2.2	—	—
Commercial real estate - owner occupied	—	—	—	—	0.5
Construction and land development	—	—	—	—	0.6
Residential real estate	—	—	—	—	—
Consumer	—	—	—	0.1	—
Total loans charged-off	9.3	8.5	8.2	9.2	2.2
Net loan charge-offs	8.5	8.0	7.4	6.0	1.8
Balance, end of period	$336.7	$327.4	$321.1	$304.7	$309.7

Allowance for unfunded loan commitments
Balance, beginning of period	$37.9	$41.1	$44.8	$47.0	$52.1
Recovery of credit losses (1)	(6.3)	(3.2)	(3.7)	(2.2)	(5.1)
Balance, end of period (2)	$31.6	$37.9	$41.1	$44.8	$47.0

Components of the allowance for credit losses on loans
Allowance for loan losses	$336.7	$327.4	$321.1	$304.7	$309.7
Allowance for unfunded loan commitments	31.6	37.9	41.1	44.8	47.0
Total allowance for credit losses on loans	$368.3	$365.3	$362.2	$349.5	$356.7

Net charge-offs to average loans - annualized	0.07%	0.07%	0.06%	0.05%	0.01%

Allowance ratios
Allowance for loan losses to funded HFI loans (3)	0.67%	0.66%	0.67%	0.66%	0.60%
Allowance for credit losses to funded HFI loans (3)	0.73	0.74	0.76	0.75	0.69
Allowance for loan losses to nonaccrual HFI loans	123	138	125	285	364
Allowance for credit losses to nonaccrual HFI loans	135	154	141	327	420
(1)    The above tables reflect the provision for credit losses on funded and unfunded loans. There was a $3.3 million provision release on AFS investment securities and a $1.1 million provision for credit losses on HTM investment securities for the three months ended December 31, 2023. The allowance for credit losses on AFS and HTM investment securities totaled $1.4 million and $7.8 million, respectively, as of December 31, 2023.
(2)    The allowance for unfunded loan commitments is included as part of accrued interest payable and other liabilities on the balance sheet.
(3)    Ratio includes an allowance for credit losses of $14.7 million as of December 31, 2023 related to a pool of loans covered under three separate credit linked note transactions.

Western Alliance Bancorporation and Subsidiaries
Asset Quality Metrics
Unaudited
	Three Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
	(in millions)
Nonaccrual loans and repossessed assets
Nonaccrual loans	$273	$237	$256	$107	$85
Nonaccrual loans to funded HFI loans	0.54%	0.48%	0.53%	0.23%	0.16%
Repossessed assets	$8	$8	$11	$11	$11
Nonaccrual loans and repossessed assets to total assets	0.40%	0.35%	0.39%	0.17%	0.14%

Loans Past Due
Loans past due 90 days, still accruing (1)	$42	$—	$—	$1	$—
Loans past due 90 days, still accruing to funded HFI loans	0.08%	—%	—%	0.00%	—%
Loans past due 30 to 89 days, still accruing (2)	$164	$189	$121	$58	$70
Loans past due 30 to 89 days, still accruing to funded HFI loans	0.33%	0.38%	0.25%	0.13%	0.13%

Other credit quality metrics
Special mention loans	$641	$668	$694	$320	$351
Special mention loans to funded HFI loans	1.27%	1.35%	1.45%	0.69%	0.68%

Classified loans on accrual	$379	$381	$324	$325	$280
Classified loans on accrual to funded HFI loans	0.75%	0.77%	0.68%	0.70%	0.54%
Classified assets	$673	$639	$604	$459	$393
Classified assets to total assets	0.95%	0.90%	0.89%	0.65%	0.58%
(1)    Excludes government guaranteed residential mortgage loans of $399 million, $439 million, $481 million, $494 million, and $582 million as of each respective date in the table above.
(2)    Excludes government guaranteed residential mortgage loans of $279 million, $261 million, $289 million, $281 million, and $334 million as of each respective date in the table above.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	December 31, 2023			September 30, 2023
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)
Interest earning assets
Loans held for sale	$1,830	$29.6	6.42%	$3,069	$47.3	6.11%
Loans held for investment:
Commercial and industrial	18,530	343.2	7.40	16,855	324.3	7.70
CRE - non-owner occupied	9,715	188.7	7.71	9,950	196.1	7.83
CRE - owner occupied	1,786	26.0	5.88	1,790	26.4	5.97
Construction and land development	4,789	112.6	9.33	4,545	110.3	9.63
Residential real estate	14,758	157.6	4.24	14,914	155.0	4.12
Consumer	71	1.3	7.52	73	1.4	7.43
Total HFI loans (1), (2), (3)	49,649	829.4	6.65	48,127	813.5	6.73
Securities:
Securities - taxable	9,168	113.5	4.91	8,272	101.1	4.85
Securities - tax-exempt	2,106	22.7	5.35	2,103	21.7	5.12
Total securities (1)	11,274	136.2	4.99	10,375	122.8	4.91
Cash and other	2,572	43.8	6.75	2,911	43.0	5.87
Total interest earning assets	65,325	1,039.0	6.37	64,482	1,026.6	6.37
Non-interest earning assets
Cash and due from banks	287			279
Allowance for credit losses	(340)			(334)
Bank owned life insurance	185			184
Other assets	4,525			4,513
Total assets	$69,982			$69,124
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$14,268	$104.6	2.91%	$12,947	$98.9	3.03%
Savings and money market	14,595	119.1	3.24	13,832	106.3	3.05
Certificates of deposit	9,453	120.0	5.03	9,125	111.0	4.83
Total interest-bearing deposits	38,316	343.7	3.56	35,904	316.2	3.49
Short-term borrowings	5,492	79.4	5.74	6,260	97.2	6.16
Long-term debt	594	14.6	9.73	764	16.7	8.68
Qualifying debt	891	9.6	4.26	888	9.5	4.26
Total interest-bearing liabilities	45,293	447.3	3.92	43,816	439.6	3.98
Interest cost of funding earning assets			2.72			2.70
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	17,579			18,402
Other liabilities	1,330			1,052
Stockholders’ equity	5,780			5,854
Total liabilities and stockholders' equity	$69,982			$69,124
Net interest income and margin (4)		$591.7	3.65%		$587.0	3.67%

(1)     Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $9.1 million and $8.9 million for the three months ended December 31, 2023 and September 30, 2023, respectively.
(2)    Included in the yield computation are net loan fees of $30.8 million and $28.0 million for the three months ended December 31, 2023 and September 30, 2023, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	December 31, 2023			December 31, 2022
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)
Interest earning assets
Loans held for sale	$1,830	$29.6	6.42%	$2,659	$37.8	5.63%
Loans held for investment:
Commercial and industrial	18,530	343.2	7.40	21,654	349.3	6.45
CRE - non-owner-occupied	9,715	188.7	7.71	9,077	148.8	6.51
CRE - owner-occupied	1,786	26.0	5.88	1,830	24.4	5.39
Construction and land development	4,789	112.6	9.33	3,798	80.2	8.38
Residential real estate	14,758	157.6	4.24	15,803	143.5	3.60
Consumer	71	1.3	7.52	71	1.1	6.26
Total loans HFI (1), (2), (3)	49,649	829.4	6.65	52,233	747.3	5.70
Securities:
Securities - taxable	9,168	113.5	4.91	6,397	68.4	4.25
Securities - tax-exempt	2,106	22.7	5.35	2,068	21.0	5.07
Total securities (1)	11,274	136.2	4.99	8,465	89.4	4.45
Cash and other	2,572	43.8	6.75	1,361	13.8	4.02
Total interest earning assets	65,325	1,039.0	6.37	64,718	888.3	5.50
Non-interest earning assets
Cash and due from banks	287			289
Allowance for credit losses	(340)			(308)
Bank owned life insurance	185			181
Other assets	4,525			4,613
Total assets	$69,982			$69,493
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$14,268	$104.6	2.91%	$8,754	$43.6	1.98%
Savings and money market accounts	14,595	119.1	3.24	18,651	88.0	1.87
Certificates of deposit	9,453	120.0	5.03	4,260	26.0	2.42
Total interest-bearing deposits	38,316	343.7	3.56	31,665	157.6	1.97
Short-term borrowings	5,492	79.4	5.74	5,440	54.8	3.99
Long-term debt	594	14.6	9.73	1,240	27.1	8.68
Qualifying debt	891	9.6	4.26	890	9.1	4.08
Total interest-bearing liabilities	45,293	447.3	3.92	39,235	248.6	2.51
Interest cost of funding earning assets			2.72			1.52
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	17,579			23,729
Other liabilities	1,330			1,296
Stockholders’ equity	5,780			5,233
Total liabilities and stockholders' equity	$69,982			$69,493
Net interest income and margin (4)		$591.7	3.65%		$639.7	3.98%

(1)    Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $9.1 million and $9.0 million for the three months ended December 31, 2023 and 2022, respectively.
(2)    Included in the yield computation are net loan fees of $30.8 million and $34.8 million for the three months ended December 31, 2023 and 2022, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Year Ended
	December 31, 2023			December 31, 2022
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)
Interest earning assets
Loans HFS	$3,347	$213.4	6.38%	$4,364	$180.3	4.13%
Loans HFI:
Commercial and industrial	17,886	1,337.9	7.54	20,083	1,002.8	5.05
CRE - non-owner occupied	9,736	734.8	7.56	7,769	416.4	5.37
CRE - owner occupied	1,800	102.3	5.79	1,841	93.2	5.16
Construction and land development	4,498	419.7	9.33	3,426	229.1	6.69
Residential real estate	15,126	596.4	3.94	13,771	468.5	3.40
Consumer	72	5.2	7.23	61	3.1	5.07
Total loans HFI (1), (2), (3)	49,118	3,196.3	6.53	46,951	2,213.1	4.74
Securities:
Securities - taxable	8,002	381.3	4.76	6,325	195.3	3.09
Securities - tax-exempt	2,097	86.2	5.15	2,067	77.3	4.68
Total securities (1)	10,099	467.5	4.84	8,392	272.6	3.48
Other	2,848	158.1	5.55	1,574	25.8	1.64
Total interest earning assets (4)	65,412	4,035.3	6.22	61,281	2,691.8	4.45
Non-interest earning assets
Cash and due from banks	273			260
Allowance for credit losses	(326)			(280)
Bank owned life insurance	183			180
Other assets	4,581			3,948
Total assets	$70,123			$65,389
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$12,422	$352.0	2.83%	$8,331	$78.8	0.95%
Savings and money market accounts	14,903	428.1	2.87	18,518	158.6	0.86
Certificates of deposit	7,945	362.5	4.56	2,772	39.0	1.40
Total interest-bearing deposits	35,270	1,142.6	3.24	29,621	276.4	0.93
Short-term borrowings	7,800	434.6	5.57	3,424	92.1	2.69
Long-term debt	862	81.3	9.43	1,008	72.0	7.14
Qualifying debt	892	37.9	4.25	893	35.0	3.92
Total interest-bearing liabilities	44,824	1,696.4	3.78	34,946	475.5	1.36
Interest cost of funding earning assets			2.59			0.78
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	18,293			24,133
Other liabilities	1,287			1,211
Stockholders’ equity	5,719			5,099
Total liabilities and stockholders' equity	$70,123			$65,389
Net interest income and margin (5)		$2,338.9	3.63%		$2,216.3	3.67%

(1)    Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $35.5 million and $33.7 million for the year ended December 31, 2023 and 2022, respectively.
(2)    Included in the yield computation are net loan fees of $131.2 million and $132.2 million for the year ended December 31, 2023 and 2022, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:
	Consolidated Company	Commercial	Consumer Related	Corporate & Other
At December 31, 2023:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$14,569	$13	$125	$14,431
Loans HFS	1,402	—	1,402	—
Loans HFI, net of deferred fees and costs	50,297	29,136	21,161	—
Less: allowance for credit losses	(337)	(284)	(53)	—
Net loans HFI	49,960	28,852	21,108	—
Other assets acquired through foreclosure, net	8	8	—	—
Goodwill and other intangible assets, net	669	292	377	—
Other assets	4,254	390	1,826	2,038
Total assets	$70,862	$29,555	$24,838	$16,469
Liabilities:
Deposits	$55,333	$23,897	$24,925	$6,511
Borrowings and qualifying debt	8,125	7	402	7,716
Other liabilities	1,326	109	338	879
Total liabilities	64,784	24,013	25,665	15,106
Allocated equity:	6,078	2,555	1,300	2,223
Total liabilities and stockholders' equity	$70,862	$26,568	$26,965	$17,329
Excess funds provided (used)	—	(2,987)	2,127	860

No. of offices	57	46	8	3
No. of full-time equivalent employees	3,260	584	711	1,965

Income Statement:

Three Months Ended December 31, 2023:	(in millions)
Net interest income	$591.7	$309.9	$251.1	$30.7
Provision for (recovery of) credit losses	9.3	8.6	2.9	(2.2)
Net interest income after provision for credit losses	582.4	301.3	248.2	32.9
Non-interest income	90.5	16.8	60.3	13.4
Non-interest expense	461.9	149.7	232.9	79.3
Income (loss) before income taxes	211.0	168.4	75.6	(33.0)
Income tax expense (benefit)	63.1	49.7	19.8	(6.4)
Net income (loss)	$147.9	$118.7	$55.8	$(26.6)

Year Ended December 31, 2023:	(in millions)
Net interest income	$2,338.9	$1,387.4	$898.9	$52.6
Provision for credit losses	62.6	38.3	3.3	21.0
Net interest income after provision for credit losses	2,276.3	1,349.1	895.6	31.6
Non-interest income	280.7	(23.3)	286.9	17.1
Non-interest expense	1,623.4	580.6	924.5	118.3
Income (loss) before provision for income taxes	933.6	745.2	258.0	(69.6)
Income tax expense (benefit)	211.2	174.8	59.2	(22.8)
Net income (loss)	$722.4	$570.4	$198.8	$(46.8)

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:
	Consolidated Company	Commercial	Consumer Related	Corporate & Other
At December 31, 2022:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$9,803	$12	$—	$9,791
Loans held for sale	1,184	—	1,184	—
Loans, net of deferred fees and costs	51,862	31,414	20,448	—
Less: allowance for credit losses	(310)	(262)	(48)	—
Total loans	51,552	31,152	20,400	—
Other assets acquired through foreclosure, net	11	11	—	—
Goodwill and other intangible assets, net	680	293	387	—
Other assets	4,504	435	2,180	1,889
Total assets	$67,734	$31,903	$24,151	$11,680
Liabilities:
Deposits	$53,644	$29,494	$18,492	$5,658
Borrowings and qualifying debt	7,192	27	340	6,825
Other liabilities	1,542	83	656	803
Total liabilities	62,378	29,604	19,488	13,286
Allocated equity:	5,356	2,684	1,691	981
Total liabilities and stockholders' equity	$67,734	$32,288	$21,179	$14,267
Excess funds provided (used)	—	385	(2,972)	2,587

No. of offices	56	46	8	2
No. of full-time equivalent employees	3,365	671	785	1,909

Income Statement:

Three Months Ended December 31, 2022:	(in millions)
Net interest income	$639.7	$428.0	$216.4	$(4.7)
Provision for (recovery of) credit losses	3.1	(5.9)	8.2	0.8
Net interest income (expense) after provision for credit losses	636.6	433.9	208.2	(5.5)
Non-interest income	61.5	8.7	49.2	3.6
Non-interest expense	333.4	122.1	187.6	23.7
Income (loss) before income taxes	364.7	320.5	69.8	(25.6)
Income tax expense (benefit)	71.7	76.1	16.3	(20.7)
Net income (loss)	$293.0	$244.4	$53.5	$(4.9)

Year Ended December 31, 2022:	(in millions)
Net interest income	$2,216.3	$1,546.3	$854.1	$(184.1)
Provision for (recovery of) credit losses	68.1	47.2	21.1	(0.2)
Net interest income (expense) after provision for credit losses	2,148.2	1,499.1	833.0	(183.9)
Non-interest income	324.6	59.7	247.2	17.7
Non-interest expense	1,156.7	463.5	630.1	63.1
Income (loss) before income taxes	1,316.1	1,095.3	450.1	(229.3)
Income tax expense (benefit)	258.8	260.5	107.1	(108.8)
Net income (loss)	$1,057.3	$834.8	$343.0	$(120.5)

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Pre-Provision Net Revenue by Quarter:
	Three Months Ended
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
	(in millions)
Net interest income	$591.7	$587.0	$550.3	$609.9	$639.7
Total non-interest income	90.5	129.2	119.0	(58.0)	61.5
Net revenue	$682.2	$716.2	$669.3	$551.9	$701.2
Total non-interest expense	461.9	426.2	387.4	347.9	333.4
Pre-provision net revenue (1)	$220.3	$290.0	$281.9	$204.0	$367.8
Less:
Provision for credit losses	9.3	12.1	21.8	19.4	3.1
Income tax expense	63.1	61.3	44.4	42.4	71.7
Net income	$147.9	$216.6	$215.7	$142.2	$293.0

Pre-Provision Net Revenue, Excluding Notable Items
Three Months Ended 12/31/2023:	(in millions)
Pre-provision net revenue (1)	$220.3
Excluding notable items:
Non-interest income
MSR fair value adjustments and sales, net of hedging	25.3
Loss on sales of HFI loans	3.7
Outsized solar investment gains	(8.0)
Loss on sales of investment securities	14.8
Non-interest expense
FDIC special assessment	66.3
Gain on extinguishment of debt	(39.3)
Total notable items	62.8
Pre-provision net revenue, excluding notable items (1)	$283.1
Less:
Provision for credit losses	9.3
Income tax expense	63.1
Total notable items	62.8
Net income	$147.9

	Three Months Ended
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Efficiency Ratio (Tax Equivalent Basis) by Quarter:	(dollars in millions)
Total non-interest expense	$461.9	$426.2	$387.4	$347.9	$333.4
Less: Deposit costs	131.0	127.8	91.0	86.9	82.2
Total non-interest expense, excluding deposit costs	330.9	298.4	296.4	261.0	251.2
Divided by:
Total net interest income	591.7	587.0	550.3	609.9	639.7
Plus:
Tax equivalent interest adjustment	9.1	8.9	8.7	8.8	9.0
Total non-interest income	90.5	129.2	119.0	(58.0)	61.5
Less: Deposit costs	131.0	127.8	91.0	86.9	82.2
	$560.3	$597.3	$587.0	$473.8	$628.0
Efficiency ratio (2)	66.8%	58.8%	57.1%	62.0%	46.9%
Efficiency ratio, adjusted for deposit costs (2)	59.1%	50.0%	50.5%	55.1%	40.0%

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Earnings per Share, Excluding Notable Items:
Three Months Ended 12/31/2023:	(in millions)
Net income available to common stockholders	$144.7
Excluding:
Total notable items (4)	62.8
Income tax
Tax effect of notable items	(14.4)
Elevated effective tax rate	14.6
Net income available to common stockholders, excluding notable items	$207.7
Diluted shares	108.7
Diluted earnings per share, excluding notable items (1)	$1.91

Tangible Common Equity:
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
	(dollars and shares in millions)
Total stockholders' equity	$6,078	$5,746	$5,685	$5,521	$5,356
Less:
Goodwill and intangible assets	669	672	674	677	680
Preferred stock	295	295	295	295	295
Total tangible common equity	5,114	4,779	4,716	4,549	4,381
Plus: deferred tax - attributed to intangible assets	2	2	2	2	2
Total tangible common equity, net of tax	$5,116	$4,781	$4,718	$4,551	$4,383
Total assets	$70,862	$70,891	$68,160	$71,047	$67,734
Less: goodwill and intangible assets, net	669	672	674	677	680
Tangible assets	70,193	70,219	67,486	70,370	67,054
Plus: deferred tax - attributed to intangible assets	2	2	2	2	2
Total tangible assets, net of tax	$70,195	$70,221	$67,488	$70,372	$67,056
Tangible common equity ratio (3)	7.3%	6.8%	7.0%	6.5%	6.5%
Common shares outstanding	109.5	109.5	109.5	109.5	108.9
Tangible book value per share, net of tax (3)	$46.72	$43.66	$43.09	$41.56	$40.25

Return on Average Tangible Common Equity, Excluding Notable Items:
Three Months Ended 12/31/2023:
(in millions)
Net income available to common shareholders, excluding notable items	$207.7
Divided by:
Average stockholders' equity	$5,780
Less:
Average goodwill and intangible assets	670
Average preferred stock	295
Average tangible common equity	$4,816
Return on average tangible common equity, excluding notable items (1)	17.1%

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Return on Average Assets, Excluding Notable Items:
Three Months Ended 12/31/2023:
(in millions)
Net income	$147.9
Excluding:
Total notable items (4)	62.8
Income tax
Tax effect of notable items	(14.4)
Elevated effective tax rate	14.6
Net income, excluding notable items	$210.9
Divided by:
Average assets	$69,982
Return on average assets, excluding notable items (1)	1.20%

Non-GAAP Financial Measures Footnotes

(1)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(2)	We believe this non-GAAP ratio provides a useful metric to measure the efficiency of the Company.
(3)	We believe this non-GAAP metric provides an important metric with which to analyze and evaluate the financial condition and capital strength of the Company.
(4)	See reconciliation of PPNR, excluding notable items on page 19, for additional detail regarding the components of notable items.
CONTACT:
Western Alliance Bancorporation
Dale Gibbons, 602-952-5476